UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2010

VONAGE HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 22, 2010, Vonage Network LLC (“Vonage Network”), an indirect, wholly-owned subsidiary of Vonage Holdings Corp. (the “Company”) and Amdocs Software Systems Limited and Amdocs, Inc. (collectively, “Amdocs”) entered into a First Amending Agreement (the “Amendment”) to the License and Managed Services Agreement (the “Original Agreement”) dated as of December 23, 2009 between Vonage Network and Amdocs. Under the Agreement, Amdocs is licensing software and providing services to provide the Company with enhanced ordering and billing capabilities to better suit the needs of the business. Among the changes, the Amendment supplements a pricing schedule to provide for additional fees expected to be incurred in connection with an expansion of the scope of the Original Agreement to reflect the evolution of the Company’s product strategy since the execution of the Original Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date: December 27, 2010	By:	/s/ Kurt M. Rogers
Kurt M. Rogers Chief Legal Officer and Secretary

3